David R. Koos, PHD

May 9, 2004

Marc Pilkington, President
Franklin Scientific, Inc.
1010 University Avenue PMB 40
San Diego CA 92103

Dear Marc:

In an effort to assist Cell Bio-Systems Inc. in recruiting solid mangement personel, I am returning my restricted shares in the Company to the  Franklin Scientific Executive Compensation Plan. these shares will allow you to attract quality personnel without diluting the current shareholders.

I wish the Company the best for the future. Please let me know if I can be of any assistance in the future.

Sincerely

s/ David R. Koos

David R. Koos